SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
     -----------------------------------------------------------------------


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        August 26, 2002
                                                 -------------------------------


                    Harrodsburg First Financial Bancorp, Inc.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                 0-26570                  61-1284899
              --------                 -------                  ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
of incorporation)                                            Identification No.)

104 South Chiles Street, Harrodsburg, Kentucky                  40330-1620
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:         (859) 734-5452
                                                       -------------------------


N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant

In accordance with regulation ss.229.304(a)(1), Harrodsburg First Financial Bancorp, Inc. ("the Company") is providing notice that the accounting firm of Miller, Mayer, Sullivan, & Stevens, LLP ("Accountants") has resigned as principal accountant engaged for the audit of the Company's consolidated financial statements for the fiscal year ended September 30, 2002. In this connection:

1. The reports of Miller, Mayer, Sullivan, & Stevens, LLP on the consolidated financial statements for the fiscal years ended September 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

2. On August 26, 2002 the Board of Directors accepted the resignation and authorized the hiring of new principal accountants.

3. During the fiscal years ended September 30, 2001 and 2000 and the interim periods, October 1, 2002 to August 26, 2002, preceding the Accountant's resignation, there were no disagreements with the Accountant's regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of accountants, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

In accordance with regulation ss.229.304(a)(2), the Company is providing notice that effective August 26, 2002, the Board of Directors approved and engaged the certified public accounting firm of EKW & Associates, LLP of Owensboro, Kentucky as the principal accountants to audit the consolidated financial statements of the Company as of and for the year ended September 30, 2002.

Item 7.    Financial Statements, Proforma Financial Information and Exhibits

Exhibit 16 - Letter on Change in Certifying Accountants

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Harrodsburg First Financial Bancorp, Inc.


Date:   September 3, 2002               By: /s/Arthur L. Freeman
                                        ----------------------------------------
                                        Arthur L. Freeman
                                        President and Chief Executive Officer